UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 1, 2003

Date of Report (date of earliest event reported)

J.D. EDWARDS AND COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	000-23091	84-0728700
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Technology Way

Denver, Colorado 80237

(Address of principal executive offices)

(303) 334-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 1, 2003, J.D. Edwards & Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, PeopleSoft, Inc., a Delaware corporation (“PeopleSoft”), and Jersey Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PeopleSoft (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of PeopleSoft (the “Merger”). As a result of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will be automatically converted into 0.860 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of PeopleSoft (“PeopleSoft Common Stock”). In addition, each outstanding option to purchase shares of Company Common Stock will be assumed by PeopleSoft and converted into an option to purchase shares of PeopleSoft Common Stock, in a number adjusted to reflect the Exchange Ratio and at an exercise price adjusted to reflect the Exchange Ratio. The Company and PeopleSoft have received fairness opinions from their respective financial advisors in connection with the proposed Merger.

The consummation of the Merger is contingent upon approval and adoption of the Merger Agreement and approval of the Merger by the stockholders of the Company, approval of the issuance of shares of PeopleSoft Common Stock to be issued in the Merger by the stockholders of PeopleSoft, regulatory approvals and other customary closing conditions set forth in the Merger Agreement. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with the Merger Agreement, certain stockholders of the Company and PeopleSoft have entered into voting agreements with PeopleSoft and the Company, respectively. The PeopleSoft voting agreements provide that certain stockholders will vote their shares of PeopleSoft Common Stock in favor of the issuance of PeopleSoft Common Stock pursuant to the Merger. The Company voting agreements provide that certain stockholders will vote their shares of Company Common Stock in favor of approval and adoption of the Merger Agreement and approval of the Merger. In addition, certain affiliates of the Company have entered into affiliate agreements with PeopleSoft. The affiliate agreements contain restrictions under Rule 145 of the Securities Act of 1933, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. On June 2, 2003, the Company and PeopleSoft issued a joint press release announcing that the Company and PeopleSoft had entered into the Merger Agreement. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1

Agreement and Plan of Merger, dated as of June 1, 2003, by and among PeopleSoft, Inc., a Delaware corporation, Jersey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of PeopleSoft, Inc., and J.D. Edwards & Company, a Delaware corporation.

99.1	Joint press release of J.D. Edwards & Company and PeopleSoft, Inc., issued on June 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

J.D. EDWARDS & COMPANY

By:	/s/ RICHARD G. SNOW, JR
Richard G. Snow, Jr. Vice President, General Counsel and Secretary

Date: June 3, 2003

EXHIBIT INDEX

ExhibitNo.	Description
2.1

Agreement and Plan of Merger, dated as of June 1, 2003, by and among PeopleSoft, Inc., a Delaware corporation, Jersey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of PeopleSoft, and J.D. Edwards & Company, a Delaware corporation.

99.1	Joint press release of J.D. Edwards & Company and PeopleSoft, Inc., issued on June 2, 2003.